EXHIBIT 99.1
Press Release

News Release: Homeland Security Network, Inc. (“HSYN”)

HOMELAND SECURITY NETWORK, INC. COMMENTS ON TEMPORARY TRADING SUSPENSION

FRISCO, Texas—(BUSINESS WIRE) - April 5, 2005 - Homeland Security Network, Inc. (formerly AutoCorp Equities, Inc. - (OTC: HSYN), “HSNi” or the “Company”) today announced that its common stock was temporarily suspended by the Securities and Exchange Commission (“SEC”) pursuant to Section 12(k) of the Securities Exchange Act of 1934.

The Company is currently behind on filing three quarterly reports on Form 10-QSB. The accounting work is substantially complete. The Company’s current management is working diligently to file the reports. The Company believes that it will be current with its filings on or before April 20, 2005.

The Company plans to release a more comprehensive response tomorrow to the SEC’s temporary suspension of trading.

For more information, please view www.HSNI.us.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," "promise," "seeking to," "negotiating to" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Investor Relations Contact:
Terri Ashley
Homeland Security Network, Inc.
Tashley@hsni.us
1.866.618.HSNi (4764)

Ken Lowman
Market Connexxions
Klowman@marketconnexxions.com
212.922.0573